Prospectus Supplement No. 14 (to Prospectuses dated January 14, 2021 and July 8, 2020)	Filed Pursuant to Rule 424(b)(3) Registration Nos. 333-251985 and 333-239395

American Depositary Shares

Representing Shares of Common Stock

This prospectus supplement updates and supplements the prospectuses dated January 14, 2021 and July 8, 2020 (the “Prospectuses”), which form a part of our Registration Statements on Form F-1 (Registration Nos. 333-251985 and 333-239395, respectively) (the “Registration Statements”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 6-K, filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in either of the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our ADSs are listed on the Nasdaq Global Select Markets under the symbol “AMYT.” On January 28, 2022, the last reported sale price of our ADSs was $10.05 per ADS.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” in each of the Prospectuses and under similar headings in any further amendments or supplements to the Prospectuses.

None of the Commission, any state securities commission, nor any foreign securities commission has approved or disapproved of these securities or determined if either of the Prospectuses or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 31, 2022.

EXHIBIT 99.1

Total Voting Rights

DUBLIN, Ireland, and Boston MA, January 4, 2022, Amryt (Nasdaq: AMYT, AIM: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, announces that on December 31, 2021 the issued share capital of the Company comprised 319,814,747 ordinary shares of 6 pence each (“Ordinary Shares”). The Company does not hold any Ordinary Shares in treasury. Therefore, the total number of voting rights in the Company at December 31, 2021 was 319,814,747.

This figure of 319,814,747 may be used by shareholders as the denominator for the calculation by which they will determine if they are required to notify their interest in, or a change to their interest in, the Company under the FCA’s Disclosure Guidance and Transparency Rules.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases. Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control. For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. Mycapssa® is the first and only oral somatostatin analog approved by the FDA. Mycapssa® has also been submitted to the EMA and is not yet approved in Europe. For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel and Brazil (under the trade name Lojuxta®). For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment. Filsuvez® has been selected as the brand name for Oleogel-S10. The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform. For more information on Amryt, including products, please visit www.amrytpharma.com.

The person making this notification on behalf of Amryt is Rory Nealon, CFO/COO and Company Secretary.

Financial Advisors
Shore Capital (Daniel Bush, Mark Percy, John More) are NOMAD and Joint Broker to Amryt in the UK. Stifel (Ben Maddison) are Joint Broker to the company in the UK.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Daniel Bush, Shore Capital, NOMAD +44 (0) 207 408 4090, amrytcorporate@shorecap.co.uk

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

Amber Fennell, Consilium Strategic Communications, +44 (0) 203 709 5700, fennell@consilium-comms.com

EXHIBIT 99.2

The Lancet Diabetes & Endocrinology Publishes Positive Results for the MPOWERED Phase 3 Trial for Mycapssa® (oral octreotide) in Acromegaly Patients

DUBLIN, Ireland, and Boston MA, January 4, 2022, Amryt (Nasdaq: AMYT, AIM: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today announces that The Lancet Diabetes & Endocrinology has published the full results of the global Phase 3 MPOWERED clinical trial that compared Mycapssa® (oral octreotide capsules) to long-acting injectable Somatostatin Receptor Ligands (iSRLs) for maintenance of biochemical response in patients with acromegaly. The MPOWERED trial was designed to support the marketing authorization application for Mycapssa® to the EMA which is currently under evaluation. The MPOWERED trial adds to the evidence base built with two previous Phase 3 trials, CH-ACM-01 and CHIASMA OPTIMAL, both of which supported the US FDA approval of Mycapssa® for long-term maintenance treatment in acromegaly patients who have responded to and tolerated treatment with injectable octreotide or lanreotide.

Dr. Mark Sumeray, Chief Medical Officer of Amryt, commented: “Many patients with acromegaly experience breakthrough symptoms and significant burdens with SSA injections, including injection site pain and reactions. The publication of the MPOWERED Phase 3 results in The Lancet family of journals underscores their significance and potential clinical value of Mycapssa® for appropriate acromegaly patients.”

Key outcomes of the MPOWERED Phase 3 Trial are listed below:

Mycapssa® was non-inferior to long-acting injectable octreotide or lanreotide in maintenance of biochemical control, in patients previously responding to both treatments

  On the primary endpoint of the proportion of patients maintaining biochemical response throughout the 9-month Randomized Control Treatment (RCT) phase, 91% of patients on Mycapssa® maintained response compared to 100% on iSRLs. Response was defined as the time-weighted average of IGF-1 <1.3 x upper limit of normal (ULN) throughout the phase.
  Mean IGF-1 was the same at the start and end of the RCT phase in both groups and was maintained within normal limits
  All sensitivity analyses supported the results of the primary endpoint using both time-weighted average and more traditional landmark methods of analyzing IGF-1 data

Oral octreotide results for breakthrough and active acromegaly symptoms

  At the end of the RCT phase, 15% of patients in the oral octreotide group reported breakthrough symptoms of acromegaly, compared with 31% in the iSRL group. The overall number of individual active acromegaly symptoms was similar between treatment groups.
  A significant reduction in the number of certain active acromegaly symptoms was reported in patients responding to Mycapssa® at the end of the run-in phase. Specifically, significant reductions were shown in the proportions of participants with swelling of extremities (p=0.01) and fatigue (p=0.03).

Patient reported outcomes with oral octreotide capsules

  A significant improvement was reported from baseline while treated with iSRLs to the end of the run-in phase in patients responding to Mycapssa® in three of the five Acromegaly Treatment Satisfaction Questionnaire (Acro-TSQ) scales (emotional reaction, treatment convenience, and treatment satisfaction), with improving trends in the other two scales (gastrointestinal interference and symptom interference)
  Change from start of the RCT phase for each of the five Acro-TSQ scales was generally similar between treatment groups

Oral octreotide capsules showed comparable safety profile to iSRLs

  The incidence of adverse events (AEs) during the RCT was similar between groups with 39 (71%) of 55 participants in the oral octreotide group and 26 (70%) of 37 participants in the iSRL group reporting at least one AE. In both treatment groups, most treatment-related AEs were gastrointestinal.
  17 (47%) of 36 participants randomly assigned to iSRL reported injection site reactions via the Acro-TSQ scales at the end of the RCT, and 13 (81%) of 16 reported that injection site reactions interfered with daily activities

About the MPOWERED Phase 3 Trial
The MPOWERED trial was a global, randomized, open-label and active-controlled, 15-month trial intended to support approval of Mycapssa® in the European Union. Chiasma/Amryt completed enrollment of 146 adult acromegaly patients into the trial in June 2019, of which 92 patients who were deemed responders to octreotide capsules per the protocol following a six-month run-in were randomized to either octreotide capsules (n=55) or iSRLs (octreotide long-acting release or lanreotide autogel) (n=37). These patients were then followed for an additional nine months in the RCT phase. At the end of the RCT phase patients were provided the option to continue into an open label phase and receive Mycapssa®.

FDA APPROVED INDICATION AND USAGE

Mycapssa® (oral octreotide) delayed-release capsules, for oral use, is a somatostatin analog indicated for long-term maintenance treatment in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS
Mycapssa® can cause problems with the gallbladder. Monitor patients periodically. Discontinue if complications of cholelithiasis are suspected.

Blood sugar, thyroid levels, and vitamin B12 levels should be monitored and treated accordingly.

Bradycardia, arrhythmia, or conduction abnormalities may occur. Treatment with drugs that have bradycardia effects may need to be adjusted.

The full US Prescribing Information for Mycapssa® is available at www.mycapssa.com.

About Acromegaly
Acromegaly typically develops when a benign tumor of the pituitary gland produces too much growth hormone, ultimately leading to significant health problems. Common features of acromegaly are facial changes, intense headaches, joint pain, impaired vision and enlargement of the hands, feet, tongue and internal organs. Serious health conditions associated with the progression of acromegaly include type 2 diabetes, hypertension, respiratory disorders and cardiac and cerebrovascular disease. Amryt estimates that approximately 8,000 adult acromegaly patients are chronically treated with somatostatin analog injections in the United States.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases. Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control. For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. Mycapssa® is the first and only oral somatostatin analog approved by the FDA. Mycapssa® has also been submitted to the EMA and is not yet approved in Europe. For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel and Brazil (under the trade name Lojuxta®). For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment. Filsuvez® has been selected as the brand name for Oleogel-S10. The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform. For more information on Amryt, including products, please visit www.amrytpharma.com.

The person making this notification on behalf of Amryt is Rory Nealon, CFO/COO and Company Secretary.

Financial Advisors
Shore Capital (Daniel Bush, Mark Percy, John More) are NOMAD and Joint Broker to Amryt in the UK. Stifel (Ben Maddison) are Joint Broker to the company in the UK.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Daniel Bush, Shore Capital, NOMAD +44 (0) 207 408 4090, amrytcorporate@shorecap.co.uk

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

Amber Fennell, Consilium Strategic Communications, +44 (0) 203 709 5700, fennell@consilium-comms.com

EXHIBIT 99.3

Amryt Pharma plc - Key Dates for AIM Delisting

DUBLIN, Ireland, and Boston MA, January 6, 2022, Amryt Pharma plc (Nasdaq: AMYT, AIM: AMYT) (“Amryt” or the “Company”), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today reminds shareholders of the key dates concerning the cancellation of the admission of its ordinary shares of nominal value £0.06 each (the “Ordinary Shares”) to trading on AIM (the “AIM Delisting”), as originally announced on November 22, 2021.

As previously announced, the last day of trading in the Company's Ordinary Shares on AIM will be January 10, 2022 and the proposed AIM Delisting will be effective from 7.00 a.m. (London time) on January 11, 2022. Amryt will retain the listing of its American Depositary Shares, each representing five Ordinary Shares (the “ADSs”), on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol AMYT.   Following the AIM Delisting, the Company's ADSs will remain listed, and will only be tradeable, on Nasdaq.

The Company is providing an opportunity for shareholders to deposit their Ordinary Shares with the Company’s ADS depositary in exchange for delivery of ADSs, without cost in line with the timetable below, prior to the AIM Delisting becoming effective on January 11, 2022. Information about the process to deposit Ordinary Shares for delivery of ADSs was provided in the announcement and circular published by the Company on November 22, 2021 and is also available on the Company's website at https://www.amrytpharma.com/investors/aim-delisting/.

Following the AIM Delisting, Shore Capital and Corporate Limited will cease to act as nominated adviser to the Company. Shore Capital Stockbrokers Limited will continue to act as broker to the Company.

The below expected timetable for the AIM Delisting is unchanged from that announced on November 22, 2021.

Expected timetable for the AIM Delisting

Date of announcement and dispatch of the Circular and enclosed documents	22 November 2021

Last date for receipt by Link Group from certificated shareholders of duly completed block transfer participation request forms and original share certificates	9 December 2021 at 1.00 p.m.

Expected date of issuance of ADSs to block transfer participants	7 January 2022

Expected date of posting of ADS confirmations to shareholders by Citibank	7 January 2022

Last date for receipt by Citibank from CREST holders of duly completed issuance forms	10 January 2022 at 3:00 p.m.

Last day of dealings in the Ordinary Shares on AIM	10 January 2022

Cancellation of admission to trading on AIM of the Ordinary Shares	11 January 2022 at 7.00 a.m.

Notes

  References to time in this announcement are to London time unless otherwise stated.
  Each of the times and dates in the above timetable are subject to change. If any of the above times and/or dates change, the revised times and/or dates will be notified to shareholders by announcement through a Regulatory Information Service.

Shareholders who elect to deposit their holdings of Ordinary Shares for delivery of Nasdaq-listed ADSs prior to the AIM Delisting should not incur a stamp duty, or SDRT, charge. It is expected that shareholders who elect to deposit their holdings of Ordinary Shares for delivery of Nasdaq-listed ADSs following the AIM Delisting will generally incur a stamp duty, or SDRT, charge at the rate of 1.5 per cent. of the market value of the Ordinary Shares being deposited.  Fees of up to US$0.05 per ADS may also be levied by the Company’s depositary bank, Citibank, upon such deposit of Ordinary Shares, although Citibank has confirmed that no such fee will be charged to holders on any deposit of Ordinary Shares for delivery of ADSs from the date the AIM delisting was first announced up to (and including) the last day of dealings in the Ordinary Shares on AIM, which is anticipated to be January 10, 2022.

Amryt is not able to provide shareholders with any form of taxation advice and it is strongly recommended that shareholders obtain appropriate professional advice in respect of all applicable taxation matters.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases. Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control. For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. Mycapssa® is the first and only oral somatostatin analog approved by the FDA. Mycapssa® has also been submitted to the EMA and is not yet approved in Europe. For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel and Brazil (under the trade name Lojuxta®). For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment. Filsuvez® has been selected as the brand name for Oleogel-S10. The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform. For more information on Amryt, including products, please visit www.amrytpharma.com.

The person making this notification on behalf of Amryt is Rory Nealon, CFO/COO and Company Secretary.

Financial Advisors
Shore Capital (Daniel Bush, Mark Percy, John More) are NOMAD and Joint Broker to Amryt in the UK. Stifel (Ben Maddison) are Joint Broker to the company in the UK.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Daniel Bush, Shore Capital, NOMAD +44 (0) 207 408 4090, amrytcorporate@shorecap.co.uk

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

Amber Fennell, Consilium Strategic Communications, +44 (0) 203 709 5700, fennell@consilium-comms.com

EXHIBIT 99.4

Amryt Announces Positive Long-Term Safety and Efficacy Data confirming the role for Mycapssa® (oral octreotide) in the management of Acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide

- Acromegaly patients were exposed to Mycapssa® during the global Open-Label Extension (OLE) of the MPOWERED Phase 3 Trial for a maximum of 3.5 years.

- Patients switching from injectable Somatostatin Receptor Ligands (iSRLs) to Mycapssa® during the OLE reported improved acromegaly symptom control on Mycapssa®. 47% reported very good or excellent symptomatic control at the end of the Randomized Control Treatment (RCT) phase when treated with iSRLs, increasing to 79% at the end of the OLE when treated with Mycapssa®.

- In addition, patients switching to Mycapssa® reported an improvement in treatment satisfaction and convenience that was statistically significant.

- The study demonstrated that patients maintained their long-term biochemical response with 94%, 90% and 93% of patients maintaining response at year 1, 2 and 3 of the open-label extension respectively.

- IGF-1 levels were stably maintained within normal limits at the end of the OLE period (median IGF-1 levels at Baseline and at the end of the OLE were 0.82 and 0.83 respectively).

- Patients in the OLE demonstrated a median compliance rate of 99%.

- The long-term safety profile of Mycapssa® during the OLE was consistent with that observed in prior studies.

DUBLIN, Ireland, and Boston MA, January 11, 2022, Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today presents long-term safety and efficacy data from the open-label extension (OLE) of its global Phase 3 MPOWERED non-inferiority clinical trial that compared Mycapssa® (oral octreotide capsules) to long-acting iSRLs for maintenance of biochemical response in patients with acromegaly. The MPOWERED trial was designed to support the marketing authorization application for Mycapssa® by the EMA which is currently under evaluation. Mycapssa® is approved in the United States for long-term maintenance treatment in acromegaly patients who have responded to and tolerated treatment with injectable octreotide or lanreotide.

Prof. Maria Fleseriu, M.D., FACE, Professor of Medicine and Neurological Surgery, Director Pituitary Center at Oregon Health & Science University, Principal Investigator of the trial commented: “This data further supports the long-term safety and efficacy of oral octreotide (Mycapssa®), the first approved oral SRL in the maintenance of symptoms’ and biochemical control in selected acromegaly patients who were previously biochemically controlled on monthly iSRLs. 47% of patients reported very good or excellent symptom control at the end of the RCT phase when treated with iSRLs, increasing to 79% at the end of the OLE when treated with oral octreotide. This could play an important role in the treatment paradigm for selected patients that continue to have clinical symptoms of GH excess despite treatment with monthly iSRLs.”

Dr. Mark Sumeray, Chief Medical Officer of Amryt, commented: “We are very encouraged by the statistically significant improvement in treatment satisfaction and convenience reported by patients. The long-term durability of biochemical and clinical response, together with the consistent favorable safety profile of Mycapssa® in this open-label extension phase of the study further supports Mycapssa’s® potential to become a standard of care for patients with acromegaly.”

MPOWERED Phase 3 Trial – Open-Label Long-Term Safety & Efficacy Data
60 patients that completed the 15 months core treatment phase elected to continue treatment with Mycapssa® in the MPOWERED open label extension study. During the RCT 19 patients were treated with iSRLs and 35 were treated with Mycapssa®. In addition, 6 patients were treated with a combination of Mycapssa® and cabergoline.

Key study outcomes included:

  93%, 91% and 92% of patients completed year 1, 2 and 3 of the OLE, respectively, out of those that entered each year
  The average IGF-1 levels of enrolled patients were stably maintained within the normal limits at the end of the OLE period (median IGF-1 levels at Baseline and at the end of the OLE were 0.82 and 0.83 respectively)
  86%, 81% and 87% of all patients maintained their biochemical response at year 1, 2 and 3 of the OLE respectively, while utilizing a non-response imputation (any treatment discontinuation is regarded as no-response)
  94%, 90% and 93% of patients maintained their biochemical response at year 1, 2 and 3 of the OLE respectively, while utilizing the last observed carried forward (LOCF) imputation in patients treated with Mycapssa® monotherapy
  Of patients switching from iSRLs to Mycapssa® during the OLE, 47% reported excellent or very good symptomatic control (5% and 42% respectively) at the end of the Randomized Control Treatment (RCT), increasing to 79% at the end of the OLE (32% and 47% respectively)
  58% had at least 3 active acromegaly symptoms on iSRLs at the end of the RTC decreasing to 37% at the end of the OLE after switching to Mycapssa®
  In addition, patients treated with iSRLs during the RCT improved when treated with Mycapssa® in the OLE on the Emotional, GI interference, Treatment convenience and Treatment satisfaction domain scores of the Acromegaly treatment satisfaction questionnaire (Acro-TSQ, a validated acromegaly patient reported outcome tool)
  Acromegaly patients were exposed to Mycapssa® during the OLE for a median treatment duration of 2.2 years and a maximal exposure of 3.5 years. Including the 15 months core treatment phase, 10 patients were treated for more than 4 years and 22 patients for more than 3 years
  Patients in the OLE demonstrated a median compliance rate of 99% over this period of time
  The long-term safety profile of Mycapssa® during the OLE, was consistent with the safety profile observed during the core study (Run-in plus RCT) with no new safety signals with long- term exposure

About the MPOWERED Phase 3 Trial
The MPOWERED trial was a global, randomized, open-label and active-controlled, 15-month trial intended to support approval of Mycapssa® in the European Union. Chiasma/Amryt completed enrollment of 146 adult acromegaly patients into the trial in June 2019, of which 92 patients who were deemed responders to octreotide capsules per the protocol following a six-month run-in were randomized to either octreotide capsules (n=55) or iSRLs (octreotide long-acting release or lanreotide autogel) (n=37). These patients were then followed for an additional nine months in the randomized controlled treatment (RCT) phase. At the end of the RCT phase patients were provided the option to continue into an open label phase and receive Mycapssa®.

The study met its primary non-inferiority endpoint. 91% of patients on Mycapssa® maintained insulin-like growth factor 1 (IGF-1) response (95% CI = 80%, 97%), throughout the RCT, compared to 100% on iSRLs (95% CI = 91%, 100%). Response was defined as the time-weighted average of IGF-1 <1.3 x upper limit of normal (ULN) during the 9-month RCT phase.

FDA APPROVED INDICATION AND USAGE

Mycapssa® (oral octreotide) delayed-release capsules, for oral use, is a somatostatin analog indicated for long-term maintenance treatment in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS
Mycapssa® can cause problems with the gallbladder. Monitor patients periodically. Discontinue if complications of cholelithiasis are suspected.

Blood sugar, thyroid levels, and vitamin B12 levels should be monitored and treated accordingly.

Bradycardia, arrhythmia, or conduction abnormalities may occur. Treatment with drugs that have bradycardia effects may need to be adjusted.

The full US Prescribing Information for Mycapssa® is available at www.mycapssa.com.

About Acromegaly
Acromegaly typically develops when a benign tumor of the pituitary gland produces too much growth hormone, ultimately leading to significant health problems. Common features of acromegaly are facial changes, intense headaches, joint pain, impaired vision and enlargement of the hands, feet, tongue and internal organs. Serious health conditions associated with the progression of acromegaly include type 2 diabetes, hypertension, respiratory disorders and cardiac and cerebrovascular disease. Amryt estimates that approximately 8,000 adult acromegaly patients are chronically treated with somatostatin analog injections in the United States.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases. Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control. For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide. Mycapssa® is the first and only oral somatostatin analog approved by the FDA. Mycapssa® has also been submitted to the EMA and is not yet approved in Europe. For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®). For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment. Filsuvez® has been selected as the brand name for Oleogel-S10. The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform. For more information on Amryt, including products, please visit www.amrytpharma.com.

The person making this notification on behalf of Amryt is Rory Nealon, CFO/COO and Company Secretary.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

Amber Fennell, Consilium Strategic Communications, +44 (0) 203 709 5700, fennell@consilium-comms.com

EXHIBIT 99.5

Amryt Announces New Patents for Oleogel-S10

DUBLIN, Ireland, and Boston MA, January 18, 2022 Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, announces an update regarding the patents for its lead development candidate, Oleogel-S10.

Oleogel-S10
The United States Patent and Trademark Office (“USPTO”) has issued to Amryt a notice of allowance for US Patent Application No. 17/393,171 ‘Betulin-Containing Birch Bark Extracts and their Formulation’ with claims covering the Oleogel-S10 formulation. If Oleogel-S10 is approved by the FDA, the resulting patent will be listable in the Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the United States Food and Drug Administration (“FDA”) and this patent will expire in January 2039.  Together with four previously granted patents, if Oleogel-S10 is approved, Amryt will have 5 Orange Book-listed patents for Oleogel-S10 with patent protection through January 2039, without patent term extension.

Dr Joe Wiley, CEO of Amryt Pharma, commented: “We are always working to develop and extend our IP portfolio and today’s news further illustrates the robust IP protection enjoyed by our lead development asset, Oleogel-S10.  Oleogel-S10 is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment .”

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases.  Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control.  For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.  Mycapssa® is the first and only oral somatostatin analogapproved by the FDA.  Mycapssa® has also been submitted to the EMA and is not yet approved in Europe.  For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®).  For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.  Filsuvez® has been selected as the brand name for Oleogel-S10.  The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform.  For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com

EXHIBIT 99.6

Amryt Announces Oleogel-S10 EMA Regulatory Update

Ad-Hoc Expert Group to provide independent EB specific expertise and advice

DUBLIN, Ireland, and Boston MA, January 28, 2022 Amryt (Nasdaq: AMYT), a global, commercial-stage biopharmaceutical company dedicated to acquiring, developing and commercializing novel treatments for rare diseases, today announces that the European Medicines Agency (“EMA”) plans to seek external independent Epidermolysis Bullosa (“EB”) specific expertise and advice on the assessment of Oleogel-S10 for the treatment of the cutaneous manifestations of Junctional and Dystrophic EB, a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.

The European Medicines Agency (“EMA”) review process for Oleogel-S10 in EB is ongoing and Amryt has responded to outstanding questions.  Given the rarity of the disease without any approved therapies, the EMA has proposed that an Ad-Hoc Expert Group, comprised of both EB clinical experts and patients with EB, be consulted to provide external and independent EB specific advice.   The Committee for Medicinal Products for Human Use (“CHMP”) opinion is now anticipated in March 2022.

Dr Joe Wiley, CEO of Amryt Pharma, commented: “We welcome the input from independent EB physicians and importantly the voice of EB patients, via the Ad-Hoc Expert Group to assist the EMA progress its regulatory assessment of Oleogel-S10.  If approved, we are confident in the potential for Oleogel-S10 to be an effective therapy for patients suffering from this terrible condition and are ready to launch what will be the first to market novel therapy in EB.”

About Epidermolysis Bullosa
Epidermolysis Bullosa (EB) is a rare and devastating group of hereditary disorders of the skin, mucous membranes, and internal epithelial linings characterized by extreme skin fragility and blister development. Patients with severe forms of EB suffer from severe, chronic blistering, ulceration and scarring of the skin, mutilating scarring of the hands and feet, joint contractures, strictures of the esophagus and mucous membranes, a high risk of developing aggressive squamous cell carcinomas, infections and risk of premature death.  The global market opportunity for EB is estimated by the Company to be in excess of $1.0 billion.

About Amryt
Amryt is a global commercial-stage biopharmaceutical company focused on acquiring, developing and commercializing innovative treatments to help improve the lives of patients with rare and orphan diseases.  Amryt comprises a strong and growing portfolio of commercial and development assets.

Amryt’s commercial business comprises three orphan disease products – metreleptin (Myalept®/ Myalepta®); oral octreotide (Mycapssa®); and lomitapide (Juxtapid®/ Lojuxta®).

Myalept®/Myalepta® (metreleptin) is approved in the US (under the trade name Myalept®) as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy (GL) and in the EU (under the trade name Myalepta®) as an adjunct to diet for the treatment of leptin deficiency in patients with congenital or acquired GL in adults and children two years of age and above and familial or acquired partial lipodystrophy (PL) in adults and children 12 years of age and above for whom standard treatments have failed to achieve adequate metabolic control.  For additional information, please follow this link.

Mycapssa® (oral octreotide) is approved in the US for long-term maintenance therapy in acromegaly patients who have responded to and tolerated treatment with octreotide or lanreotide.  Mycapssa® is the first and only oral somatostatin analogapproved by the FDA.  Mycapssa® has also been submitted to the EMA and is not yet approved in Europe.  For additional information, please follow this link.

Juxtapid®/Lojuxta® (lomitapide) is approved as an adjunct to a low-fat diet and other lipid-lowering medicinal products for adults with the rare cholesterol disorder, Homozygous Familial Hypercholesterolaemia ("HoFH") in the US, Canada, Colombia, Argentina and Japan (under the trade name Juxtapid®) and in the EU, Israel, Saudi Arabia and Brazil (under the trade name Lojuxta®).  For additional information, please follow this link.

Amryt's lead development candidate, Oleogel-S10 (Filsuvez®) is a potential treatment for the cutaneous manifestations of Junctional and Dystrophic Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no approved treatment.  Filsuvez® has been selected as the brand name for Oleogel-S10.  The product does not currently have regulatory approval to treat EB and is under review by the FDA and EMA.

Amryt’s pre-clinical gene therapy candidate, AP103, offers a potential treatment for patients with Dystrophic EB, and the polymer-based delivery platform has the potential to be developed for the treatment of other genetic disorders.

Amryt also intends to develop oral medications that are currently only available as injectable therapies through its Transient Permeability Enhancer (TPE®) technology platform.  For more information on Amryt, including products, please visit www.amrytpharma.com.

Forward-Looking Statements
This announcement may contain forward-looking statements and the words "expect", "anticipate", "intends", "plan", "estimate", "aim", "forecast", "project" and similar expressions (or their negative) identify certain of these forward-looking statements. The forward-looking statements in this announcement are based on numerous assumptions and Amryt's present and future business strategies and the environment in which Amryt expects to operate in the future. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance or the ability to identify and consummate investments. Many of these risks and uncertainties relate to factors that are beyond Amryt's ability to control or estimate precisely, such as future market conditions, the course of the COVID-19 pandemic, currency fluctuations, the behaviour of other market participants, the outcome of clinical trials, the actions of regulators and other factors such as Amryt's ability to obtain financing, changes in the political, social and regulatory framework in which Amryt operates or in economic, technological or consumer trends or conditions. Past performance should not be taken as an indication or guarantee of future results, and no representation or warranty, express or implied, is made regarding future performance. No person is under any obligation to update or keep current the information contained in this announcement or to provide the recipient of it with access to any additional relevant information that may arise in connection with it. Such forward-looking statements reflect the Company’s current beliefs and assumptions and are based on information currently available to management.

Contacts

Joe Wiley, CEO / Rory Nealon, CFO/COO, +353 (1) 518 0200, ir@amrytpharma.com

Tim McCarthy, LifeSci Advisors, LLC, +1 (212) 915 2564, tim@lifesciadvisors.com